Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Coretec Group Inc. of our report dated March 17, 2023, relating to the consolidated financial statements of The Coretec Group Inc., appearing in the Annual Report on Form 10-K of the Coretec Group, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

October 31, 2023